Exhibit 99.906 CERT

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for the registrant as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the registrant.

By:	/s/ Jeanne M. LaPorta
Jeanne M. LaPorta
President, GE Institutional Funds

Date: May 23, 2014

By:	/s/ Arthur A. Jensen
Arthur A. Jensen Treasurer, GE Institutional Funds

Date: May 23, 2014